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                                                                     EXHIBIT 5.5



                       [BORDEN LADNER GERVAIS LETTERHEAD]

                                                               December 18, 2002



To:      Ballard Power Systems Inc.
And To:  United States Securities and Exchange Commission



Dear Sirs/Mesdames:



             BALLARD POWER SYSTEMS INC.
             AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM F-10

         In connection with Amendment No. 1 to the Registration Statement on Form F-10 of Ballard Power Systems Inc., dated December 18, 2002 (the "Registration Statement"), we consent to the references to our name in the Registration Statement under the heading "Legal Matters" and to the inclusion of and reference to our opinion under the heading "Eligibility for Investment".


                                       Yours truly,



                                       /s/ Borden Ladner Gervais LLP